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                                                                      EXHIBIT 11
                                 OneWave, Inc.
             Statement Regarding Computation of Net Loss Per Share
                     (In thousands, except per share data)
                                  Exhibit 11

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                                                       Three Months Ended                Nine Months Ended
                                                           September 30,                   September 30,
                                                    ---------------------------       -------------------------
                                                       1995              1996           1995             1996
                                                    ---------          --------       ----------     ----------
 Net loss                                           $      140         $    379       $      708     $    9,687

 Weighted average shares outstanding
   during the period (1)                                10,737           14,677           10,366         12,050

 Common stock equivalent shares (1)                      2,404               52            2,404          1,620
                                                    ----------         --------       ----------     ----------
 Weighted average number of common and
   common stock equivalents                             13,141           14,729           12,770         13,670


 Net loss per common and common equivalent share    $    (0.01)      $    (0.03)      $    (0.06)    $    (0.71)
                                                    ==========       ==========       ==========     ==========
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(1)   In accordance with the Securities and Exchange Commission Staff Accounting
      Bulletin No. 83 ( "SAB 83" ) all common and common equivalent shares and other potentially dilutive instruments ( including stock options, redeemable convertible preferred stock and convertible preferred stock )
      issued during the last twelve month period prior to the public offering date have been included in the calculation as if they were outstanding for all periods prior to the date of the IPO.



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